Exhibit 99.77Q1

 Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 4,779
Domini Social Equity Fund - Class A Shares $ 413
Domini Social Equity Fund - Institutional Shares $ 4,340
Domini Social Equity Fund - Class R Shares $ 2,764

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.2988
Domini Social Equity Fund - Class A Shares $ 0.4407
Domini Social Equity Fund - Institutional Shares $ 0.4840
Domini Social Equity Fund - Class R Shares $ 0.4826

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 16,657
Domini Social Equity Fund - Class A Shares 1,154
Domini Social Equity Fund - Institutional Shares 9,811
Domini Social Equity Fund - Class R Shares 7,930

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $37.10
Domini Social Equity Fund - Class A Shares $6.73
Domini Social Equity Fund - Institutional Shares $20.10
Domini Social Equity Fund - Class R Shares $5.71

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 1,070
Domini Institutional Social Equity Fund – Class A Shares $ 199
Domini Institutional Social Equity Fund - Institutional Shares $791

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.0247
Domini Institutional Social Equity Fund – Class A Shares $ 0.0288
Domini Institutional Social Equity Fund - Institutional Shares $ 0.0505

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 47,529
Domini Institutional Social Equity Fund - Class A Shares 6,904
Domini Institutional Social Equity Fund - Institutional Shares 18,182

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $6.93
Domini Institutional Social Equity Fund - Class A Shares $7.28
Domini Institutional Social Equity Fund - Institutional Shares $6.93